Exhibit 99.1

Penn Virginia Corporation

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean
Vice President, Investor Relations
Ph: (610) 687-7531 Fax: (610) 687-3688
E-Mail: invest@pennvirginia.com

PENN VIRGINIA CORPORATION ANNOUNCES

PRICING OF $300 MILLION OF SENIOR NOTES

RADNOR, PA (BusinessWire) June 11, 2009 – Penn Virginia Corporation (NYSE: PVA) announced today that it has priced an underwritten public offering of $300 million aggregate principal amount of senior notes due 2016, which will bear interest at a rate of 10.375 percent per year. The senior notes are being sold at 97.003 percent of par, which equates to an effective yield to maturity of approximately 11.00 percent.

PVA expects to close the sale of the notes on June 15, 2009, subject to the satisfaction of customary closing conditions. PVA intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its revolving credit facility.

J.P. Morgan Securities Inc., Banc of America Securities LLC, Wachovia Capital Markets, LLC and Barclays Capital Inc. acted as joint book-running managers for the offering.

The offering is being made pursuant to an effective shelf registration statement. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: J.P. Morgan Securities Inc., 270 Park Avenue, Floor 5, New York, New York 10017 or by calling (212) 270-1477; Banc of America Securities LLC, Attention: Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, NY 10001 or by calling (800) 294-1322; Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, North Carolina, 28202-0737, Attention: High Yield Capital Markets or by calling (704) 715-0540; or Barclays Capital Inc., (888) 227-2275 ext. 2663. An electronic copy of the prospectus and preliminary prospectus supplement is available from the Securities and Exchange Commission’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

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Penn Virginia Corporation (NYSE: PVA) is an independent natural gas and oil company focused on the exploration, acquisition, development and production of reserves in onshore regions of the United States, including East Texas, Mississippi, the Mid-Continent region, the Appalachian Basin and the Gulf Coast of Louisiana and Texas. We also own approximately 77 percent of Penn Virginia GP Holdings, L.P. (NYSE: PVG), the owner of the general partner and the largest unit holder of Penn Virginia Resource Partners, L.P. (NYSE: PVR), a manager of coal and natural resource properties and related assets and the operator of a midstream natural gas gathering and processing business.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the risks, uncertainties and contingencies set forth in our press releases and public periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, our ability to access external sources of capital, uncertainties relating to the occurrence and success of capital-raising transactions, including securities offerings and asset sales and reductions in the borrowing base under our credit facility. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.